                                                          Exhibit No. EX-99.4(a)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is dated as of March 14, 2003, and is between The Montgomery Funds III, a Delaware statutory trust ("Montgomery III"), Gartmore Variable Insurance Trust, a Massachusetts business trust ("GVIT"), Gartmore Global Investments, Inc., a Delaware corporation ("GGI") (with respect to Sections 5, 11 and 12 and subsection 1(c)(i)(B) only), and Commerzbank AG, a banking corporation organized under the laws of the Federal Republic of Germany ("Commerzbank") (with respect to Section 5 only).

                             Background Information

     A. Montgomery III is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company of the management type and has issued and outstanding shares of beneficial interest, $0.01 par value, and without class designation, of the Montgomery Variable Series Emerging Markets Fund (the "Acquired Fund").

     B. GVIT is registered under the 1940 Act as an open-end investment company of the management type, and has authorized the issuance of Class I, II and III shares of beneficial interest, without par value, of the Gartmore GVIT Developing Markets Fund (the "Acquiring Fund").

     C. The Acquiring Fund currently is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and certain liabilities of the Acquired Fund.

     D. The Acquired Fund plans to transfer all of its assets, and to assign all of its Stated Liabilities (as defined in Section 1(c)), to the Acquiring Fund, in exchange solely for Class I shares of beneficial interest, without par value, of the Acquiring Fund ("Acquiring Fund Shares"), which are voting securities, followed by the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in connection with the dissolution of the Acquired Fund, all upon the terms and provisions of this Agreement (together, the "Reorganization").

     E. The Acquired Fund has elected, and the Acquiring Fund intends to elect, to be a regulated investment company as described in Section 851 of the United States Internal Revenue Code of 1986, as amended (the "Code").

     F. This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1) of the Code for the Acquired Fund and the Acquiring Fund.

     G. The Board of Trustees of Montgomery III has determined that the Reorganization is in the best interests of Montgomery III and the Acquired Fund and that the interests of the Acquired Fund's shareholders will not be diluted as a result thereof.

     H. The Board of Trustees of GVIT has determined that the Reorganization is in the best interests of GVIT and the Acquiring Fund and that the interests of the Acquiring Fund's shareholders will not be diluted as a result thereof.

                             Statement of Agreement

     In consideration of the mutual promises herein contained, the parties to this Agreement hereby covenant and agree as follows:

1.   Plan of Reorganization

          (a) Sale of Assets. Subject to the prior approval of shareholders of the Acquired Fund and to the other terms and conditions contained herein (including the condition that the Acquired Fund shall distribute to its shareholders all of its investment company taxable income and net capital gain as described in Section 8(h) herein), Montgomery III and the Acquired Fund agree to assign, convey, transfer and deliver to GVIT and the Acquiring Fund, and GVIT and the Acquiring Fund agree to acquire from Montgomery III and the Acquired Fund on the Exchange Date (as defined below), all of the Investments (as defined below), cash and other assets of the Acquired Fund (collectively, "Assets"), in exchange for that number of full and fractional Acquiring Fund Shares having an aggregate net asset value equal to the value of all Assets of the Acquired Fund transferred to the Acquiring Fund, as provided in Section 4, less the liabilities of the Acquired Fund to be assumed by the Acquiring Fund as described below.

          (b) Assets Acquired. The Assets to be acquired by the Acquiring Fund from Montgomery III, on behalf of the Acquired Fund, shall consist of all of the Acquired Fund's property, including, without limitation, all Investments (as defined below), cash and dividends or interest receivables which are owned by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund, as of the Valuation Time described in Section 4. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the statements of assets and liabilities at December 31, 2002 referred to in
     Section 2(c) hereof, as supplemented with such changes as Montgomery III, on behalf of the Acquired Fund, shall make after December 31, 2002 only in the ordinary course of its business.

          (c) Liabilities Assumed. Prior to the Exchange Date, Montgomery III will discharge or cause to be discharged, or make provision for the payment of, all of the Acquired Fund's known liabilities, obligations and unreconciled differences. The Acquiring Fund shall assume (and the Acquired Fund shall thereupon be relieved of) (i) those liabilities, expenses, costs and charges of the Acquired Fund reflected in the unaudited statements of assets and liabilities of the Acquired Fund as of the Valuation Time, prepared by or on behalf of Montgomery III and the Acquired Fund as of the Valuation Time (A) in accordance with generally accepted accounting principles consistently applied from and after December 31, 2002, and (B) pursuant to an "agreed upon procedures" audit to be conducted by PricewaterhouseCoopers LLP ("PWC") and paid for by GGI as of the Valuation Time in accordance with generally accepted accounting principles consistently applied, such audit to include an independent valuation by PWC of all Acquired Fund assets; and (ii) normal and reasonable operating expenses, costs and charges unknown at the Valuation Time, but excluding, without limitation, liabilities, expenses, costs and charges involving or relating to any legal, administrative or other enforcement proceedings as well as other extraordinary items ((i) and (ii) collectively referred to hereafter as the "Stated Liabilities").

          (d) Liquidation and Dissolution. Upon consummation of the transactions described in Sections 1(a), 1(b) and 1(c) above, the Acquired Fund shall distribute to its shareholders of record as of the Exchange Date the Acquiring Fund Shares received by it, each Acquired Fund shareholder of record thereof being entitled to receive that number of Acquiring Fund Shares equal in aggregate value to the value of the shares of beneficial interest, $0.01 par value, of the Acquired Fund shares held by such shareholder on such date. Montgomery III shall take such further action as may be required, necessary or appropriate under Montgomery III's Declaration of Trust, Delaware law and the Code to effect the complete liquidation and dissolution of the Acquired Fund. Montgomery III, through its administrator, will fulfill all of its reporting and filing requirements under the 1940 Act, that arise both before and after the Exchange Date, including without limitation filing final tax returns and a final Form N-SAR, on behalf of the Acquired Fund.

2. Representations, Warranties and Agreements of Montgomery III. Montgomery III represents and warrants to and agrees with GVIT and the Acquiring Fund that:

          (a) Montgomery III is a statutory trust validly existing and in good standing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Acquired Fund is a legally designated, separate series of Montgomery III.

          (b) Montgomery III is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. Montgomery III has elected to qualify and has qualified the Acquired Fund as a regulated investment company under Part I of Subchapter M of the Code as of and since the Acquired Fund's first taxable year, and the Acquired Fund is qualified and intends to continue to qualify as a regulated investment company for its current taxable year and for its taxable period ending upon its liquidation.

          (c) The statements of assets and liabilities, including the statements of investments as of December 31, 2002, and the related statements of operations for the year then ended, and statements of changes in net assets for each of the two years in the period then ended, for the Acquired Fund, such statements having been audited by PWC, independent auditors of Montgomery III, have been furnished to GVIT. Such statements of assets and liabilities fairly present the financial position of the Acquired Fund as of such dates and such statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles, and there are no known material liabilities of the Acquired Fund as of such dates which are not disclosed therein.

          (d) The prospectus of the Acquired Fund dated April 30, 2002 and its related Statement of Additional Information dated April 30, 2002, each as amended to date and as hereafter may be amended from time to time (together, the "Montgomery III Prospectus"), in the form filed by or on behalf of Montgomery III under the Securities Act of 1933, as amended (the "1933 Act"), with the U.S. Securities and Exchange Commission (the "Commission") and previously furnished to GVIT, did not as of their date, do not as of the date hereof, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Except as may have been previously disclosed in writing to GVIT, there are no material legal, administrative or other proceedings pending or, to the knowledge of Montgomery III, threatened against Montgomery III or the Acquired Fund. Montgomery III knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated by this Agreement.

          (f) There are no material contracts outstanding to which Montgomery III, on behalf of the Acquired Fund, is a party, other than as disclosed in the Montgomery III Prospectus or to GVIT in writing, and there are no such contracts or commitments (other than this Agreement) which will be terminated with liability to Montgomery III or the Acquired Fund on or prior to the Exchange Date.

          (g) The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to them on the statements of assets and liabilities at December 31, 2002, and those incurred since that date in the ordinary course of Montgomery III's business as an investment company and of a similar nature to and consistent with those shown on such statements of assets and liabilities at December 31, 2002. The Acquired Fund has not incurred, and will not incur, any liability of a material nature, contingent or otherwise, other than those incurred in the ordinary course of Montgomery III's business as an investment company and of a similar nature to and consistent with those shown on such statements of assets and liabilities at December 31, 2002, from and after December 31, 2002, and through the Exchange Date, without the prior express written consent of GVIT.

          (h) The Investments include, and as of the Exchange Date will include, only those securities or investments described in the Montgomery III Prospectus and that are consistent with, and as of the Exchange Date will be consistent with, the investment objective, policies and restrictions of the Acquired Fund in all material respects.

          (i) Montgomery III and the Acquired Fund have filed or will file all federal, state and local tax returns which, to the knowledge of Montgomery III's officers, are required to be filed by Montgomery III and the Acquired Fund and have paid or will pay all federal, state and local taxes shown to be due on said returns or on any assessments received by Montgomery III or the Acquired Fund. All tax liabilities of Montgomery III and the Acquired Fund have been adequately provided for on their books, and no tax deficiency or liability of Montgomery III or the Acquired Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

          (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 2(l), Montgomery III and the Acquired Fund will have full right, power and authority to assign, transfer and deliver the Investments and any other of the Assets to be transferred to GVIT and the Acquiring Fund pursuant to this Agreement. On the Exchange Date, subject only to the delivery of the Investments and any such other Assets and the assumption of Stated Liabilities as contemplated by this Agreement, GVIT and the Acquiring Fund will acquire the Investments and any such other Assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Montgomery III or the Acquired Fund and, except as described in Section 2(k), without any restrictions upon the transfer thereof.

          (k) No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Montgomery III or GVIT, except as previously disclosed to GVIT by Montgomery III prior to the date hereof.

          (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Montgomery III or the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or Blue Sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or state laws applicable to business or statutory trusts.

          (m) The registration statement (the "N-14 Registration Statement") to be filed with the Commission by GVIT on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and the proxy statement of Montgomery III included therein (the "Proxy Statement"), on the effective date of the N-14 Registration Statement and insofar as they relate to Montgomery III and the Acquired Fund, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 6 below and on the Exchange Date, the prospectus contained in the N-14 Registration Statement of which the Proxy Statement is a part, as amended or supplemented by any amendments or supplements filed with the Commission by GVIT (together, the "N-14 Prospectus"), insofar as it relates to Montgomery III and the Acquired Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (n) Montgomery III is aware of no information that would indicate that
     (i) the Acquired Fund has, or has ever had, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the regulations under the Code, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) or (iii) of such regulations; (ii) any public investor is participating or has ever participated in the Acquired Fund through such a segregated asset account other than through purchase of a variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of such regulations; and (iii) the Acquired Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of such regulations.

3. Representations, Warranties and Agreements of GVIT. GVIT represents and warrants to and agrees with Montgomery III and the Acquired Fund that:

          (a) GVIT is a business trust validly existing under the laws of the Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement. The Acquiring Fund is a legally designated, separate series of GVIT.

          (b) GVIT is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. The Acquiring Fund expects to qualify as a regulated investment company under Part I of Subchapter M of the Code.

          (c) The Acquiring Fund will have no assets or liabilities as of the Valuation Time.

          (d) The prospectus of the Acquiring Fund is expected to be dated as of a date in April 2003, and the related Statement of Additional Information to be dated as of such date in the form to be filed by or on behalf of GVIT with the Commission (together, the "Acquiring Fund Prospectus"), will be furnished to Montgomery III promptly upon the completion thereof and will not as of their date or as of the Exchange Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Except as may have been previously disclosed to Montgomery III, there are no material legal, administrative or other proceedings pending or, to the knowledge of GVIT, threatened against GVIT or the Acquiring Fund. GVIT knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated by this Agreement.

          (f) There are no material contracts outstanding to which GVIT, on behalf of the Acquiring Fund, is a party, other than as disclosed in the Acquiring Fund Prospectus or to Montgomery III in writing.

          (g) No consent, approval, authorization or order of any governmental authority is required for the consummation by GVIT or the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or state laws applicable to business trusts.

          (h) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 3(g), GVIT and the Acquiring Fund will have full right, power and authority to acquire the Investments and any other Assets of the Acquired Fund and to assume the Stated Liabilities to be transferred to the Acquiring Fund pursuant to this Agreement.

          (i) The N-14 Registration Statement, the N-14 Prospectus and the Proxy Statement, on the effective date of the N-14 Registration Statement and insofar as they relate to GVIT and the Acquiring Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 6 and on the Exchange Date, the N-14 Prospectus and the Proxy Statement, insofar as they relate to GVIT and the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement made in reasonable reliance upon and in conformity with information furnished by Montgomery III or the Acquired Fund to GVIT for use in the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement.

          (j) GVIT has no plan or intention to issue additional shares of the Acquiring Fund following the Reorganization except for shares issued in the ordinary course of GVIT's business as an open-end investment company, nor does GVIT have any plan or intention to redeem or otherwise reacquire any of the Acquiring Fund Shares issued to Acquired Fund shareholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business. GVIT will actively continue the Acquired Fund's business in the same manner that the Acquired Fund conducted it immediately before the Reorganization, and GVIT has no plan or intention to sell or otherwise dispose of a substantial portion of the Investments to be acquired by the Acquiring Fund in the Reorganization, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain the status of the Acquiring Fund as a regulated investment company under Subchapter M of the Code.

          (k) The Acquiring Fund Shares to be issued by GVIT have been duly authorized and, when issued and delivered by GVIT to Montgomery III pursuant to this Agreement and in accordance with the N-14 Registration Statement, will be legally and validly issued by GVIT and will be fully paid and nonassessable and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Fund Shares, nor are there securities convertible into Acquiring Fund Shares.

          (l) The issuance of Acquiring Fund Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws, including the 1933 Act.

4. Exchange Date; Valuation Time. On the Exchange Date (as defined below), GVIT will deliver to Montgomery III a number of corresponding Acquiring Fund Shares having an aggregate net asset value equal to the value of the Assets of the Acquired Fund acquired by the Acquiring Fund, less the value of the Stated Liabilities of the Acquired Fund assumed, determined as hereafter provided in this Section 4.

          (a) Delivery of the Assets of the Acquired Fund to be transferred, assumption of the Stated Liabilities of the Acquired Fund to be assumed hereunder, and the delivery of Acquiring Fund Shares to be issued shall be made at the offices of GVIT, at 9:00 A.M. on June 23, 2003, or at such other time, date, and location agreed to by Montgomery III and GVIT, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

          (b) The Assets of the Acquired Fund, less the Stated Liabilities to be assumed hereunder, will be computed as of the Valuation Time, using the valuation procedures set forth in the Montgomery III Prospectus.

          (c) The net asset value of each of the Acquiring Fund Shares will be equal to the net asset value per share of the Acquired Fund, determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Acquiring Fund prospectus. The Valuation Time shall be 4:00 P.M., Eastern time, on June 20, 2003, or such earlier or later day and time as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time"). In the event that at the Valuation Time either: (i) the New York Stock Exchange ("NYSE") or another primary exchange on which the portfolio securities of the Acquiring Fund or the Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (ii) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

          (d) The Acquiring Fund shall issue its Acquiring Fund Shares to Montgomery III on a share deposit receipt registered in the name of Montgomery III. Montgomery III shall distribute in liquidation the Acquiring Fund Shares received by it hereunder pro rata to the shareholders of the Acquired Fund by redelivering such share deposit receipt to GVIT's transfer agent, which will as soon as practicable make such modifications to the accounts for each former Acquired Fund shareholder as may be necessary and appropriate. On the Exchange Date, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.

          (e) The Acquiring Fund shall assume all Stated Liabilities of the Acquired Fund, in connection with the acquisition of Assets except that recourse for assumed Stated Liabilities related to the Acquired Fund shall be limited to the Acquiring Fund. Other than the Stated Liabilities, neither GVIT nor the Acquiring Fund shall assume any other liabilities of Montgomery III or the Acquired Fund, whether accrued or contingent in connection with the acquisition of Assets and subsequent dissolution of the Acquired Fund or Montgomery III or otherwise.

5.   Expenses, Fees, etc.

          (a) Except as set forth below, each of Montgomery III and GVIT shall be responsible for its respective fees and expenses of the Reorganization. Notwithstanding the foregoing, GGI, an affiliate of the investment adviser of the Acquiring Fund, will be responsible for all of Montgomery III's and GVIT's fees, costs and expenses relating to the Reorganization, including, but not limited to, the N-14 Registration Statement, all of Montgomery III's proxy solicitation costs (including the costs of preparing, printing and mailing proxy materials, the Special Shareholders Meeting, preparing this Agreement and associated legal fees), consultants retained by the Board of Trustees of Montgomery III to assist the Board in evaluating the terms of the Reorganization, and any and all special meetings of the Board of Trustees of Montgomery III as such meetings relate to the Reorganization and the Acquired Fund, including, but not limited to, special meetings held on December 16, 2002, January 14, 2003, February 11, 2003, February 19, 2003 and March 5, 2003 (collectively, the "Reorganization Expenses"), and
     (ii) the cost of run-off errors and omission insurance for the Trustees and officers of Montgomery III (limited only to matters related to the Acquired Fund and in a form reasonably acceptable to Montgomery III and as described in Section 11 hereto).

          (b) Each of Montgomery III, GVIT, GGI and Commerzbank agrees to use its commercially reasonable best efforts to complete the Reorganization. This agreement notwithstanding:

               (i) Should either Montgomery III or GVIT, in good faith, choose for commercially reasonable reasons to abandon the Reorganization prior to its completion, or if such Reorganization cannot be completed other than for a reason set forth in (ii), (iii), or (iv) below (the "Abandoned Reorganization"), then the aggregate Reorganization Expenses shall be paid equally by each of GGI and Commerzbank.

               (ii) Should GVIT (or GGI, as the case may be) breach or cause to be breached a material provision of this Agreement resulting in a failure to complete the Reorganization, then GGI will bear 100% of the Reorganization Expenses.

               (iii) Should Montgomery III breach or cause to be breached a material provision of this Agreement resulting in a failure to complete the Reorganization, then Commerzbank will bear 100% of the Reorganization Expenses.

               (iv) Should the Reorganization not receive the requisite vote of shareholders to approve the Reorganization, then GGI will bear 100% of the Reorganization Expenses.

          (c) In no event will GGI or GVIT be responsible for or pay for any fees, expenses or costs associated with terminating any contracts to which Montgomery III or the Acquired Fund is a party.

6.   Special Meeting of Shareholders; Dissolution

          (a) Montgomery III agrees to call a special meeting of shareholders of the Acquired Fund as soon as is practicable for the purpose of considering the transfer of all of the Assets, subject to Stated Liabilities, of the Acquired Fund to the Acquiring Fund as herein provided, authorizing and approving this Agreement, and authorizing and approving the liquidation and dissolution of the Acquired Fund, and it shall be a condition to the obligations of each of the parties hereto that the holders of shares of beneficial interest, $0.01 par value, of the Acquired Fund shall have approved this Agreement, and the transactions contemplated herein, including the liquidation and dissolution of the Acquired Fund, in the manner required by law and Montgomery III's Declaration of Trust at such a meeting on or before the Valuation Time. Certified copies of the resolutions evidencing such approval shall be promptly delivered to GVIT after such special meeting.

          (b) Montgomery III agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in Montgomery III's Declaration of Trust and in accordance with applicable law, and that it will not make any distribution of any Acquiring Fund Shares to the shareholders of the Acquired Fund without first paying or adequately providing for the payment of all of the Acquired Fund's known debts, obligations and liabilities.

          (c) Each of Montgomery III and GVIT will cooperate with the other and will use its reasonable best efforts to complete and file the N-14 Registration Statement and otherwise to consummate the Reorganization, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the N-14 Registration Statement, including the N-14 Prospectus and the Proxy Statement included therein.

7. Conditions of Montgomery III's Obligations. The obligations of Montgomery III hereunder shall be subject to the following conditions:

          (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of the Acquired Fund, shall have been approved by the Board of Trustees of GVIT and the shareholders of the Acquired Fund in the manner required by law.

          (b) As of the Valuation Time and as of the Exchange Date, all representations and warranties of GVIT made in this Agreement are true and correct in all material respects as if made at and as of such dates, GVIT and the Acquiring Fund have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and GVIT shall have furnished to Montgomery III a statement, dated the Exchange Date, signed by GVIT's Secretary and Treasurer (or other financial officer) certifying satisfaction of this condition 7(b) as of such dates.

          (c) There shall not be any material litigation or administrative proceeding pending or overtly threatened with respect to the matters contemplated by this Agreement.

          (d) Montgomery III shall have received an opinion of Stradley Ronon Stevens & Young LLP in form reasonably satisfactory to Montgomery III, and dated the Exchange Date, to the effect that (i) GVIT is a business trust validly existing under the laws of the Commonwealth of Massachusetts, (ii) the Acquiring Fund is a legally designated, separate series of GVIT, (iii) GVIT is registered as an open-end management investment company under the 1940 Act, and, to the knowledge of such counsel, GVIT's registration with the Commission as an investment company is in full force and effect, (iv) the Acquiring Fund Shares to be delivered to Montgomery III as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by GVIT and no shareholder of GVIT has any preemptive right to subscription or purchase in respect thereof, (v) this Agreement has been duly authorized, executed and delivered by GVIT, and assuming due authorization, execution and delivery of this Agreement by Montgomery III, is a valid and binding obligation of GVIT, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (vi) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate GVIT's Amended Declaration of Trust or its By-Laws or any provision of any agreement known to such counsel to which GVIT or the Acquiring Fund is a party or by which it is bound, (vii) the N-14 Registration Statement has been declared effective by the Commission and, to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by GVIT or the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or Blue Sky laws, or as may be required under state laws applicable to business trusts, (viii) in the ordinary course of such counsel's representation of GVIT and the Acquiring Fund, and without having made any investigation, such counsel does not know of any legal or governmental proceedings (only insofar as they relate to the Acquiring Fund) existing on or before the date(s) of mailing of the Proxy Statement or the Exchange Date, which are required to be described in the Proxy Statement or to be filed as an exhibit thereto that are not described or filed as required, (ix) in the ordinary course of such counsel's representation of GVIT and the Acquiring Fund, and without having made any investigation, and except as otherwise disclosed, such counsel is not aware of any litigation or administrative proceeding or investigation before any court or governmental body that is presently pending or threatened as to the Acquiring Fund or any of its properties or assets, and to the knowledge of such counsel, GVIT and the Acquiring Fund are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects GVIT's and the Acquiring Fund's business, and (x) based on a review of the N-14 Prospectus and Proxy Statement (including any supplement or amendments thereto) in the form then most recently filed with the Commission and without making any other investigation, such counsel is not aware that those documents, as they relate to GVIT and the Acquiring Fund, contain any untrue statement of a material fact or omit to state a material fact required to be started therein or necessary to make the statements therein not misleading. In rendering such opinion Stradley Ronon Stevens & Young LLP may incorporate certain reasonable and customary exclusions and limitations and may rely on certain reasonable assumptions and certifications of fact received from GVIT and its officers.

          (e) Montgomery III shall have received an opinion of Stradley Ronon Stevens & Young LLP addressed to Montgomery III and GVIT and in a form reasonably satisfactory to Montgomery III dated the Exchange Date, with respect to the matters specified in Section 8(e) of this Agreement. In rendering such opinion Stradley Ronon Stevens & Young LLP may rely on certain reasonable assumptions and certifications of fact received from GVIT and Montgomery III.

          (f) All necessary proceedings taken by GVIT in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Montgomery III, Paul, Hasting, Janofsky & Walker LLP and Stradley Ronon Stevens & Young LLP.

          (g) The N-14 Registration Statement shall have become effective under the 1933 Act and any applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Montgomery III, contemplated by the Commission or any state regulatory authority.

          (h) GVIT and Montgomery III shall have received from the Commission or other parties all required consents, orders and permits with respect to the Reorganization.

          (i) As of the Exchange Date, there shall have been no material change in the investment objective, policies and restrictions of the Acquiring Fund or any material change in the investment management fees, other fees payable for services provided to the Acquiring Fund, or any fee waiver or expense reimbursement undertakings of the Acquiring Fund from those objectives, policies, restrictions, fee amounts and undertakings of the Acquiring Fund described in the Proxy Statement.

          (j) As of the Exchange Date, GVIT's fidelity bond for the Acquiring Fund shall meet all applicable requirements under the 1940 Act based on the level of the Acquiring Fund's assets immediately after the Exchange Date.

          (k) GVIT shall have executed and delivered to Montgomery III an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Acquiring Fund will assume all of the Stated Liabilities of the Acquired Fund as described in Section 1(c) hereof in connection with the transactions contemplated by this Agreement; provided that recourse for Stated Liabilities relating to the Acquired Fund shall be limited to the Acquiring Fund.

          (l) Montgomery III shall have received a memorandum addressed to Montgomery III and GVIT, in form and substance reasonably satisfactory to them, prepared by BISYS Fund Services, Inc. concerning compliance with each relevant state's securities laws in connection with GVIT's issuance of the Acquiring Fund Shares.

          (m) GGI has procured for the Trustees and officers of Montgomery III the insurance coverage as described in Sections 5 and 11 of this Agreement.

          (n) GGI shall have, pursuant to Section 5 of this Agreement, paid or reimbursed Montgomery III for all Reorganization Expenses reasonably incurred by Montgomery III and that have been promptly submitted to GGI a reasonable period of time prior to the Exchange Date.

8. Conditions of GVIT's Obligations. The obligations of GVIT and the Acquiring Fund hereunder shall be subject to the following conditions:

          (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of the Acquired Fund, shall have been approved by the Board of Trustees of Montgomery III and shareholders of the Acquired Fund in the manner required by law.

          (b) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Montgomery III made in this Agreement are true and correct in all material respects as if made at and as of such dates, Montgomery III and the Acquired Fund have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to each of such dates, and Montgomery III shall have furnished to GVIT a statement, dated the Exchange Date, signed by Montgomery III's Chairman and Treasurer (or other financial officer) certifying satisfaction of this condition 8(b) as of such dates.

          (c) There shall not be any material litigation or administrative proceeding pending or overtly threatened with respect to the matters contemplated by this Agreement.

          (d) GVIT shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP, in form reasonably satisfactory to GVIT and dated the Exchange Date, to the effect that (i) Montgomery III is a statutory trust validly existing and in good standing under the laws of the State of Delaware, (ii) the Acquired Fund is a legally designated, separate series of Montgomery III, (iii) Montgomery III is registered as an open-end management investment company under the 1940 Act, and, to the knowledge of such counsel, Montgomery III's registration with the Commission as an investment company is in full force and effect, (iv) this Agreement has been duly authorized, executed and delivered by Montgomery III and, assuming due authorization, execution and delivery of this Agreement by GVIT, is a valid and binding obligation of Montgomery III, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (v) Montgomery III has power to assign, convey, transfer and deliver the Investments and other Assets contemplated hereby, (vi) the execution and delivery of this Agreement did not and the consummation of the transactions contemplated hereby will not, violate Montgomery III's Declaration of Trust or By-Laws, as amended, or any provision of any agreement known to such counsel to which Montgomery III is a party or by which it is bound, (vii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Montgomery III of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or Blue Sky laws or state laws applicable to business or statutory trusts, (viii) in the ordinary course of such counsel's representation of Montgomery III and the Acquired Fund, and without having made any investigation, such counsel does not know of any legal or governmental proceedings (only insofar as they relate to the Acquired Fund) existing on or before the date(s) of mailing of the Proxy Statement or the Exchange Date, which are required to be described in the Proxy Statement or to be filed as an exhibit thereto that are not described or filed as required, (ix) in the ordinary course of such counsel's representation of Montgomery III and the Acquired Fund, and without having made any investigation, and except as otherwise disclosed, such counsel is not aware of any litigation or administrative proceeding or investigation before any court or governmental body that is presently pending or threatened as to Montgomery III or the Acquired Fund or any of its properties or assets, and to the knowledge of such counsel, Montgomery III and the Acquired Fund are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects Montgomery III's and the Acquired Fund's business, and (x) based on a review of the N-14 Prospectus and Proxy Statement (including any supplement or amendments thereto) in the form then most recently filed with the Commission and without making any other investigation, such counsel is not aware that those documents, as they related to Montgomery III and the Acquired Fund, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In rendering such opinion, Paul, Hastings, Janofsky & Walker LLP may incorporate certain reasonable and customary exclusions and limitations and may rely upon certain reasonable and customary assumptions and certifications of fact received from Montgomery III and its officers, and such opinion shall be limited to matters of federal and California law and the statutory trust law of the State of Delaware.

          (e) GVIT, on behalf of the Acquiring Fund, shall have received an opinion of Stradley Ronon Stevens & Young LLP, addressed to GVIT and Montgomery III, in form reasonably satisfactory to GVIT and dated the Exchange Date, to the effect that for federal income tax purposes (i) the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund as provided for in the Agreement in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the Stated Liabilities of the Acquired Fund, followed by the distribution by the Acquired Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Acquired Fund, will qualify as a reorganization within the meaning of
     Section 368(a)(1)(F) of the Code, and the Acquired Fund and the Acquiring Fund each will be a "party to the reorganization" within the meaning of
     Section 368(b) of the Code: (ii) no gain or loss will be recognized by the Acquired Fund upon the transfer of all of its assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and Acquiring Fund's assumption of Acquired Fund's Stated Liabilities pursuant to Section 361(a) and Section 357(a) of the Code; (iii) no gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares pursuant to Section 1032(a) of the Code; (iv) no gain or loss will be recognized by the Acquired Fund upon the distribution of the Acquiring Fund Shares to its shareholders in complete liquidation of the Acquired Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code; (v) the basis of the assets of the Acquired Fund received by the Acquiring Fund will be the same as the basis of these assets to the Acquired Fund immediately prior to the exchange pursuant to

     Section 362(b) of the Code; (vi) the holding period of the assets of the Acquired Fund received by the Acquiring Fund will include the period during which such assets were held by the Acquired Fund pursuant to Section 1223(2) of the Code; (vii) no gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their Acquired Fund Shares for Acquiring Fund Shares (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code; (viii) the basis of the Acquiring Fund Shares received by the shareholders of the Acquired Fund (including fractional shares to which they may be entitled) will be the same as the basis of the Acquired Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code; (ix) the holding period of the Acquiring Fund Shares received by the shareholders of the Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of the Acquired Fund Shares surrendered in exchange therefor, provided that the Acquired Fund Shares were held as a capital asset pursuant to Section 1223(1) of the Code on the Closing Date; (x) the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the "Treasury Regulations"), the items of the Acquired Fund described in Section 381(c) of the Code. In rendering such opinion, Stradley Ronon Stevens & Young LLP may assume that the Reorganization is carried out in accordance with the terms of this Agreement, the laws of the State of Delaware and the Commonwealth of Massachusetts, and rely upon certain reasonable and customary assumptions and certifications of fact received from GVIT and Montgomery III.

          (f) The N-14 Registration Statement shall have become effective under the 1933 Act and any applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of GVIT, contemplated by the Commission or any state regulatory authority.

          (g) All necessary proceedings taken by Montgomery III in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to GVIT, Paul, Hastings, Janofsky & Walker, LLP and Stradley Ronon Stevens & Young LLP.

          (h) Prior to the Exchange Date, the Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended December 31, 2002 and the short taxable year beginning on January 1, 2003 and ending on the Valuation Time (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended December 31, 2002 and the short taxable year beginning January 1, 2003 and ending on the Valuation Time (after reduction for any capital loss carryover).

          (i) Montgomery III shall have duly executed and delivered to GVIT a bill of sale, assignment, certificate and other instruments of transfer ("Transfer Documents") as GVIT reasonably may deem necessary or desirable to transfer all of Montgomery III's entire right, title and interest in and to the Investments and all other Assets of the Acquired Fund to the Acquiring Fund.

          (j) Montgomery III shall have delivered, or caused to be delivered, to GVIT, on behalf of the Acquiring Fund, information, in a form reasonably satisfactory to GVIT, concerning the tax basis of the Acquired Fund in all Investments transferred to the Acquiring Fund, together with shareholder information including (A) the names, addresses and taxpayer identification number of shareholders of the Acquired Fund as of the Exchange Date, and
     (B) the number of shares in the Acquired Fund owned by each shareholder.

          (k) GVIT and Montgomery III shall have received from the Commission or other parties all required consents, orders and permits with respect to the Reorganization.

          (l) As of the Exchange Date, there shall have been no material change in the investment objective, policies and restrictions of the Acquired Fund nor any material change in the investment management fees, other fees payable for services provided to the Acquired Fund, or any fee waiver or expense reimbursement undertakings of the Acquired Fund from those objectives, policies, restrictions, fee amounts and undertakings of the Acquired Fund described in the Proxy Statement.

9.   Termination.

          (a) A majority of a party's Board of Trustees may terminate this Agreement with respect to the Acquiring Fund or the Acquired Fund, as appropriate, if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied on the Exchange Date; (ii) it becomes reasonably apparent to the party's Board of Trustees that the other party will not be able to satisfy such conditions precedent on the Exchange Date; or (iii) the party's Board of Trustees determines that the consummation of the Reorganization is not in the best interests of its shareholders and gives notice to the other party.

          (b) GVIT and Montgomery III may also, by mutual consent of their respective Trustees, terminate this Agreement, and GVIT or Montgomery III, after consultation with counsel and by consent of their respective Trustees or an officer authorized by such Trustees may, subject to Section 10 of this Agreement, waive any condition to their respective obligations hereunder.

10. Sole Agreement; Governing Law; Amendments. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

          This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officer of GVIT and Montgomery III; provided, however, that following the special meeting of the Acquired Fund's shareholders called by Montgomery III pursuant to
     Section 7 of this Agreement, no such amendment may have the effect of altering or changing the amount or kind of shares received by Montgomery III, or altering or changing to any material extent the amount or kind of liabilities assumed by GVIT and the Acquiring Fund, or altering or changing any other terms and conditions of the Reorganization if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the Acquired Fund's shareholders without their further approval.

          This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

11. Insurance. GGI shall provide, for a period of not less than five years from the Exchange Date, errors and omissions insurance coverage covering Trustees and officers of Montgomery III (limited only to matters related to the Acquired Fund). Such errors and omissions insurance policy shall contain terms and shall provide coverage that are no less favorable than those contained in or provided by the errors and omissions insurance policy currently in effect covering the Trustees and officers of Montgomery III.

12. Indemnification. GGI agrees that it, or a corporate affiliate that it may designate ("Gartmore"), shall indemnify, defend and hold harmless Montgomery III's Trustees and the following officers of Montgomery III (and any duly appointed replacement of any such officers) (collectively, the "officers" and each, an "officer"): R. Stephen Doyle (Chairman), Johanne Castro (Assistant Secretary) and Elaine Lee (Assistant Secretary) against and from all losses, claims, demands, liabilities and expenses, including, without limitation, reasonable legal and other expenses incurred in defending claims of liabilities, arising out of or based upon actions or failures to act or omissions by the Trustees and such officers, as the case may be, with respect to the Acquired Fund as part of the Reorganization, but only to the extent that such losses, claims, demands, liabilities and expenses are not covered by the liability insurance that Gartmore is required to obtain on behalf of and for the benefit of the Trustees and officers as set forth in Sections 5 and 11 above (but including the expenses, if any, of resolving any coverage issue under such liability insurance policy); provided, however, such indemnity shall not extend to losses, claims, demands, liabilities and expenses arising out of or based upon actions or omissions of the Trustees or the officers, as the case may be, that constitute willful misconduct, bad faith, gross negligence or reckless disregard by the Trustees or the officers, as the case may be, of their duties involved in the conduct of their respective offices.

13. Updating of Form N-14 Registration Statement. If, at any time prior to the effective time of the Reorganization, a party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which these were made in the N-14 Registration Statement, the party discovering the item shall notify the other parties, and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

14. Notices. Any notice, report, statement, certificate or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telecopy, certified mail or overnight express courier to:

          For the Acquired Fund:

          Dana Schmidt, President
          Montgomery Asset Management, LLC
          101 California Street
          San Francisco, CA 94111

          With a copy to:

          Julie Allecta
          Paul, Hastings, Janofsky & Walker LLP
          55 Second Street, 24th Floor
          San Francisco, CA 94105

          For the Acquiring Fund:

          Steve Johnson, Director of Strategic Planning
          Gartmore Global Investments, Inc.
          1200 River Road
          Conshohocken, PA 19428

          With copies to:

          Sharon Hayman, Director, Product Development
          Gartmore Global Investments, Inc.
          1200 River Road
          Conshohocken, PA 19428

          Kristin Ives
          Stradley Ronon Stevens & Young LLP
          2600 One Commerce Square
          Philadelphia, Pennsylvania 19103

15. GVIT, Montgomery III and their Trustees. The terms "Garmore Variable Insurance Trust," "The Montgomery Funds III," the "Trustees of Gartmore Variable Insurance Trust" and the "Trustees of The Montgomery Funds III" refer respectively to the Trusts created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of June 30, 1981 (with respect to Gartmore Variable Insurance Trust) or under a Declaration of Trust dated as of August 24, 1994 (with respect to Montgomery Funds III), as such have been or may be amended from time to time, and to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the Commonwealth of Massachusetts and the Secretary of State of the State of Delaware, respectively, and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of GVIT entered into in the name or on behalf thereof by any of GVIT's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Gartmore Variable Insurance Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of GVIT personally, but bind only the assets of the Acquiring Fund of GVIT. The obligations of Montgomery III entered into in the name or on behalf thereof by any of

     Montgomery III Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Montgomery III. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of Montgomery III personally, but bind only the assets of the Acquired Fund of Montgomery III. All persons dealing with any series of shares of GVIT or Montgomery III must look solely to the assets of GVIT or Montgomery III, as the case may be, belonging to such series for the enforcement of any claims against such trust.

                            THE MONTGOMERY FUNDS III


                           By    /s/ R. Stephen Doyle
                               -------------------------------------------------
                               R. Stephen Doyle
                               Chairman, Board of Trustees


                           GARTMORE VARIABLE INSURANCE TRUST


                           By     /s/ Gerald J. Holland
                               -------------------------------------------------
                                  Gerald Holland  Treasurer - CFO


                           GARTMORE GLOBAL INVESTMENTS, INC.
                           (With respect to Sections 5, 11 and 12 and subsection
                            1(c)(i)(B) of this Agreement only)


                           By     /s/ Gerald J. Holland
                               -------------------------------------------------
                                  Gerald Holland SR. V.P. - CAO


                           COMMERZBANK AG
                           (With respect to Section 5 of this Agreement only)


                           By
                               -------------------------------------------------
                                     (Name)   (Title)